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                                                                   EXHIBIT 10.25

                    AGREEMENT CONCERNING ADDITIONAL INVESTORS

        This AGREEMENT CONCERNING ADDITIONAL INVESTORS (the "Agreement") is made and entered into as of March 8, 2002 by and among Superconductor Technologies Inc., a Delaware corporation (the "Company"), and each of the investors set forth on the signature pages of this Agreement (the "Investors") with reference to the following facts:

        A. The Company and the Investors are parties to that certain Securities Purchase Agreement dated as of March 6, 2002 (the "Securities Purchase Agreement") concerning the sale to the Investors of (i) an aggregate of 3,714,286 shares (the "Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), at $3.50 per share and (ii) stock purchase warrants in the form attached to the Agreement (the "Warrants") to purchase up to 557,143 additional shares of Common Stock (the "Warrant Shares"). (The Warrants and Warrant Shares collectively, the "Securities".)


        B. The Company has received commitments to date from the Investors to purchase 3,200,285 Shares and Warrants to purchase 480,043 Warrant Shares. The Company is pursuing commitments from several additional investors (the "Additional Investors") for the remaining 514,238 Shares and Warrants to purchase 77,143 Warrant Shares and awaiting written confirmation from Nasdaq that participation of the Additional Investors will not require approval of the Company's shareholders under Nasdaq's Marketplace Rules.

        C. The Company plans to hold a first Closing on the commitments received to date from the Investors as soon as practicable and, subject to receipt of the aforementioned written confirmation from Nasdaq, to hold a second Closing on any further commitments to purchase any of the remaining Securities received on or before March 15, 2002 as soon as practicable after such date.

        D. Capitalized terms not defined in this Agreement have the meanings given to them in the Securities Purchase Agreement.


        NOW, THEREFORE, the Company and each of the Investors severally (and not jointly) hereby agree as follows:

        1. First Closing for Existing Investors. The Closing for the commitments received to date from the Investors shall occur on Monday, March 11, 2002 at the offices of Guth|Christopher LLP at 10866 Wilshire Blvd., Suite 1250, Los Angeles, California 90024. The Investors hereby waive any condition to the Closing that the Company have secured purchasers for all of the Securities and agree to Close the transactions based on the commitments received to date from the Investors.

        2. Second Closing for Any Additional Investors. Subject to written confirmation from Nasdaq that the sale of the remaining Securities to Additional Investors will not require approval of the Company's shareholders under Nasdaq's Marketplace Rules, the Company will hold a second Closing for any further commitments to purchase additional Securities received from Additional Investors by Friday, March 15, 2002. The Company will hold the second Closing as soon as practicable after such date at the offices of Guth|Christopher LLP at 10866 Wilshire Blvd., Suite 1250, Los Angeles, California 90024. The Company may not issue in the


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aggregate in the first and second Closing more Securities than contemplated under the Securities Purchase Agreement, and the Company may elect to decline to sell any additional Securities if it has not received the aforementioned written confirmation from Nasdaq within a reasonable period of time as determined by the Company in its sole discretion.

               2.1 General. Except as expressly modified herein, the Securities Purchase Agreement shall remain in full force and effect, and to the extent reasonably applicable, the provisions of Section 7 thereof (Governing Law; Miscellaneous) are hereby incorporated herein and made a part hereof. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed signature page to be physically delivered to the other parties within five (5) days of its execution.

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                 Signature Page to Agreement Concerning Additional Investors

        IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Agreement to be duly executed as of the date first above written.

                                       "COMPANY"

                                       SUPERCONDUCTOR TECHNOLOGIES INC.


                                       By:
                                          --------------------------------------
                                           M. Peter Thomas
                                           President and Chief Executive Officer

                                       "INVESTORS"

                                [Names Omitted]






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